Mitek Reports 25% Revenue Growth in Record First Quarter
and Significant Increase in Non-GAAP Net Income

SAN DIEGO, CA, January 30, 2020 - Mitek (NASDAQ: MITK, www.miteksystems.com), a global leader in mobile capture and digital identity verification solutions, today announced its financial results for the first quarter of fiscal 2020 ended December 31, 2019.

Fiscal First Quarter 2020 Financial Highlights

•Total revenue increased 25% year over year to $22.1 million in a record first quarter.
•GAAP net income was $0.6 million, or $0.01 per diluted share.
•Non-GAAP net income was $5.0 million, or $0.12 per diluted share, an increase of 377% year over year.
•Cash flow from operations was $5.2 million.
•Total cash and investments were $39.9 million at the end of the fiscal first quarter.

Commenting on the results, Max Carnecchia, CEO of Mitek, said:

“We continue to report record revenues with Q1 delivering another record first quarter. Our commitment to ensuring business value for our customers is also reflected in solid double-digit growth from both our mobile deposit and identity verification products and increased profitability in our business overall.”

Fiscal 2020 Financial Guidance

For the fiscal year ending September 30, 2020, the company is reiterating its previously provided guidance for full year total revenue to be between $98 million and $102 million, which would represent growth of approximately 16% to 21% year over year. The company expects to generate a non-GAAP operating margin of approximately 20% to 22%.

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the company’s financial results.

To access the live call, dial 800-367-2403 (US and Canada) or +1 334-777-6978 (International) and give the participant passcode 3456782.

A live and archived webcast of the conference call will be accessible on the Investor Relations section of the company’s website at www.miteksystems.com. In addition, a phone replay will be available approximately two hours following the end of the call, and it will remain available for one week. To access the call replay dial-in information, please click here.

About Mitek

Mitek (NASDAQ: MITK) is a global leader in mobile capture and digital identity verification solutions built on the latest advancements in AI and machine learning. Mitek’s identity verification solutions enable an enterprise to verify a user’s identity during a digital transaction, which assists financial institutions, payments companies and other businesses operating in highly regulated markets in mitigating financial risk and meeting regulatory requirements while increasing revenue from digital channels. Mitek also reduces the friction in the users’ experience with advanced data prefill and automation of the onboarding process. Mitek’s innovative solutions are embedded into the apps of more than 6,500 organizations and used by more than 80 million consumers for mobile check deposit, new account opening and more. The company is based in San Diego with offices in New York, London, Amsterdam, Barcelona, Paris and St Petersburg. Learn more at www.miteksystems.com. [(MITK-F)]

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the company’s long-term prospects and market opportunities are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the company’s products, the company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the implementation and launch of the company’s products by the company’s signed customers.

Additional risks and uncertainties faced by the company are contained from time to time in the company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019, and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income and non-GAAP net income per share that exclude stock compensation expenses, intellectual property litigation costs, acquisition-related costs and expenses, costs associated with our strategic process, executive transition costs, income tax effect of pre-tax adjustments, and the cash tax difference. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the company’s ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the company’s underlying business and provides a better understanding of how management plans and measures the company’s underlying business.

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	December 31, 2019	September 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$14,793	$16,748
Short-term investments	18,271	16,502
Accounts receivable, net	12,875	14,938
Contract assets	2,315	2,350
Prepaid expenses	1,978	1,487
Other current assets	1,579	2,105
Total current assets	51,811	54,130
Long-term investments	6,805	1,552
Property and equipment, net	4,062	4,231
Right-of-use assets	6,535	—
Goodwill and intangible assets	57,570	57,041
Deferred income tax assets	16,558	16,596
Other non-current assets	3,656	2,347
Total assets	$146,997	$135,897
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,268	$3,555
Accrued payroll and related taxes	4,557	6,410
Deferred revenue, current portion	7,981	5,612
Lease liabilities, current portion	1,291	—
Acquisition-related contingent consideration	1,062	1,036
Restructuring accrual	630	1,526
Other current liabilities	1,087	1,909
Total current liabilities	20,876	20,048
Deferred revenue, non-current portion	821	736
Lease liabilities, non-current portion	6,713	—
Deferred income tax liabilities	5,697	5,555
Other non-current liabilities	1,366	2,225
Total liabilities	35,473	28,564
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding, as of December 31, 2019 and September 30, 2019	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 40,864,686 and 40,367,456 issued and outstanding, as of December 31, 2019 and September 30, 2019, respectively	41	40
Additional paid-in capital	134,535	132,160
Accumulated other comprehensive loss	(2,806)	(4,061)
Accumulated deficit	(20,246)	(20,806)
Total stockholders’ equity	111,524	107,333
Total liabilities and stockholders’ equity	$146,997	$135,897

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended December 31,
	2019	2018
Revenue
Software and hardware	$11,515	$9,995
Services and other	10,552	7,688
Total revenue	22,067	17,683
Operating costs and expenses
Cost of revenue—software and hardware	771	845
Cost of revenue—services and other	2,162	2,033
Selling and marketing	7,330	7,208
Research and development	4,610	4,488
General and administrative	5,288	5,842
Acquisition-related costs and expenses	1,608	1,827
Total operating costs and expenses	21,769	22,243
Operating income (loss)	298	(4,560)
Other income, net	303	14
Income (loss) before income taxes	601	(4,546)
Income tax benefit (provision)	(41)	1,355
Net income (loss)	$560	$(3,191)
Net income (loss) per share—basic	$0.01	$(0.08)
Net income (loss) per share—diluted	$0.01	$(0.08)
Shares used in calculating net income (loss) per share—basic	40,615	38,247
Shares used in calculating net income (loss) per share—diluted	41,828	38,247

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended December 31,
	2019	2018
Net income (loss)	$560	$(3,191)
Non-GAAP adjustments:
Acquisition-related costs and expenses	1,608	1,827
Litigation costs	473	—
Costs associated with strategic process	—	864
Executive transition costs(1)	—	251
Stock compensation expense	2,303	2,670
Income tax effect of pre-tax adjustments	(1,008)	(1,261)
Cash tax difference(2)	1,050	(114)
Non-GAAP net income	4,986	1,046
Non-GAAP income per share—basic	$0.12	$0.03
Non-GAAP income per share—diluted	$0.12	$0.03
Shares used in calculating non-GAAP net income per share—basic	40,615	38,247
Shares used in calculating non-GAAP net income per share—diluted	41,828	40,117

(1)Comprised of costs associated with the transition of the company’s executive officers. Our non-GAAP financial measures exclude these transition costs as we believe that such expense is inconsistent with the normally recurring operations of our company and the inclusion of these costs makes it difficult to make period-to-period comparisons of our operating performance.
(2)The company’s non-GAAP net income is calculated using a cash tax rate of 0% and 2% in fiscal years 2020 and 2019, respectively. The estimated cash tax rate is the estimated tax payable on the company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The company believes that the cash tax rate provides a more transparent view of the company’s operating results. The company’s effective tax rate used for the purposes of calculating GAAP net income (loss) for the three months ended December 31, 2019 and 2018 was 7% and negative 30%, respectively.
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Investor Contact:
Todd Kehrli or Jim Byers
MKR Group, Inc.
mitk@mkr-group.com